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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use of our report dated February 8, 2000 relating to the December 31, 1999 and 1998 financial statements of Eastport Red's Incorporated, in this Annual Report filed on Form 10-KSB for Eastport Red's Incorporated.





PRITCHETT, SILER & HARDY, P.C.

Salt Lake City, Utah
February 28, 2000






































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